EXHIBIT 99.1

CDK Global Declares Regular Quarterly Cash Dividend

HOFFMAN ESTATES, Ill., April 24, 2019 (GLOBE NEWSWIRE) -- The Board of Directors of CDK Global, Inc. (Nasdaq:CDK) has declared a regular quarterly cash dividend of $0.15 per share payable on June 27, 2019 to shareholders of record at the close of business on June 3, 2019.

About CDK Global
With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 30,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

Contacts:

Investor Relations Contact:
Katie Coleman
847.485.4650
katherine.coleman@cdk.com

Media Contact:
Roxanne Pipitone
847.485.4423
Roxanne.pipitone@cdk.com